UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

July 11, 2019

Date of Report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd.

Fort Lauderdale, Florida 33309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2019, Universal Insurance Holdings, Inc. (the “Company”) announced that the Company’s Chief Executive Officer, Sean P. Downes, will step down from that position and will take on a new role as Executive Chairman of the Board, effective July 15, 2019. The Board of Directors has appointed Stephen J. Donaghy, currently the Company’s Chief Operating Officer, to serve as the new Chief Executive Officer, effective on July 15, 2019.

Mr. Donaghy, age 54, has been the Company’s Chief Operating Officer since March 2016. He served as the Company’s Chief Marketing Officer from January 2015 to March 2016, as Chief Administrative Officer from February 2013 to June 2015, as Chief Information Officer from 2009 to February 2015 and as Executive Vice President since 2006. Before joining the Company, Mr. Donaghy held various executive positions at JM Family Enterprises, a privately held company, including Vice President of Strategic Initiatives, Vice President of Sales and Marketing and Senior Information Officer.

Stephen Donaghy’s son, Ryan Donaghy, is a Senior Software Developer at Evolution Risk Advisors, a wholly-owned subsidiary of the Company. In 2018, Ryan Donaghy received salary and benefits of approximately $155,000 and a bonus of $25,000.

An announcement regarding the new positions, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

99.1	Press Release dated July 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2019	UNIVERSAL INSURANCE HOLDINGS, INC.

	By:	/s/ Stephen J. Donaghy
	Name:	Stephen J. Donaghy
	Title:	Chief Executive Officer